Exhibit 99.1

February 22, 2021

Dateline: Longview, Texas

Friedman Industries, Incorporated (NYSE – American; trading symbol: FRD)

FOR IMMEDIATE RELEASE

FRIEDMAN INDUSTRIES, INCORPORATED ANNOUNCES THIRD QUARTER RESULTS

The Company announced today its results of operations for the third quarter. For the quarter ended December 31, 2020 (the “2020 quarter”), the Company recorded net earnings of $2,129,745 ($0.30 diluted earnings per share) on sales of $28,502,049 compared to a net loss of $881,003 ($0.13 diluted loss per share) on net sales of $28,150,817 for the quarter ended December 31, 2019 (the “2019 quarter”).

The Company’s operating results are significantly impacted by the market price of hot-rolled steel coil and the 2020 quarter benefitted from a rapid and significant increase in price. During August 2020 hot-rolled steel pricing started to rise and as of the end of the 2020 quarter, pricing had increased approximately 124%. Results for the 2020 quarter also benefitted from gains on hot-rolled steel derivative contracts of approximately $397,000. Operating results for the 2019 quarter were negatively impacted by declining steel prices preceding the quarter and during part of the quarter.

SUMMARY OF OPERATIONS (unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2020	2019	2020	2019

Net Sales	$28,502,049	$28,150,817	$76,888,329	$109,121,717

Total costs and other income	25,733,152	29,296,370	75,568,783	112,030,128

Earnings (loss) before income taxes	2,768,897	(1,145,553)	1,319,546	(2,908,411)

Provision for (benefit from) income taxes	639,152	(264,550)	298,668	(678,043)

Net earnings (loss)	$2,129,745	$(881,003)	$1,020,878	$(2,230,368)

Weighted average shares outstanding:
Basic	7,039,736	6,999,444	7,062,628	6,999,444
Diluted	7,039,736	6,999,444	7,062,628	6,999,444

Net earnings (loss) per share:
Basic	$0.30	$(0.13)	$0.14	$(0.32)
Diluted	$0.30	$(0.13)	$0.14	$(0.32)

COIL SEGMENT OPERATIONS

Coil segment sales for the 2020 quarter totaled $21,672,147 compared to $21,001,358 for the 2019 quarter. Total coil segment sales increased due to increased average selling prices partially offset by a slight decrease in tons sold. The average selling price increased from approximately $600 per ton in the 2019 quarter to approximately $665 per ton in the 2020 quarter. Inventory tons sold decreased from approximately 34,500 tons in the 2019 quarter to approximately 32,000 tons in the 2020 quarter. Coil segment operations recorded an operating profit of approximately $3,238,000 for the 2020 quarter compared to an operating loss of approximately $93,000 for the 2019 quarter. Typically, margins for our coil segment respond relatively quick to changes in steel pricing. With the rapid increase in pricing starting during August 2020, we experienced margin improvement throughout the 2020 quarter. Operating results for the 2019 quarter were negatively impacted by low margins associated with declines in hot-rolled steel prices.

TUBULAR SEGMENT OPERATIONS

Tubular segment sales for the 2020 quarter totaled $6,829,902 compared to $7,149,459 for the 2019 quarter. Total tubular segment sales declined due primarily to a lower average selling price. Tons sold was approximately 11,000 tons in both the 2020 quarter and the 2019 quarter. The average selling price per ton decreased from approximately $646 per ton in the 2019 quarter to approximately $616 per ton in the 2020 quarter. The decrease in the average selling price was primarily related to sales of mill reject pipe accounting for a larger volume of sales in the 2020 quarter compared to the 2019 quarter. Mill reject pipe has a lower average selling price compared to our manufactured pipe. The tubular segment operations recorded an operating profit of approximately $269,000 for the 2020 quarter and an operating loss of approximately $468,000 for the 2019 quarter. Even though steel prices increased significantly throughout the 2020 quarter, tubular segment margins did not see significant improvement until December 2020. Typically, our tubular segment does not react as quickly to changes in steel pricing when compared to the coil segment due to a lower sales volume and a longer manufacturing lead time associated with tubular products. Weak energy industry conditions had an additional negative effect on the 2020 quarter. Operating results for the 2019 quarter were negatively impacted by compressed margins associated with declining steel prices and weak energy industry conditions.

STRATEGIC INITIATIVES

The Company continued the previously announced capital expenditure project at our Decatur, Alabama facility during the 2020 quarter. This project involves the purchase and installation of a stretcher leveler coil processing line. This newly acquired equipment will allow the Decatur location and our overall coil segment to process material that is thicker, wider and higher strength. In addition, material that has been leveled by the stretcher leveling process is preferable to certain customers and applications compared to material that has been leveled by the temper mill process. Installation of the new equipment began in December 2020 and we expect commercial use of the equipment to begin in March 2021. The Company currently estimates the cost of this project to be $7,200,000. As of December 31, 2020, expenditures related to the Decatur project totaled $6,478,594 with this amount reported as “Construction in process” on the Company’s consolidated balance sheet.

We continue to implement price-risk management practices into our business by trading hot-rolled coil futures. We believe price-risk management is important to our business given its commodity-based nature.

On June 25, 2020, our Board of Directors authorized a share repurchase program under which the Company may repurchase up to 1,062,067 shares of the Company’s outstanding common stock through June 30, 2023, which equates to 15% of the Company’s outstanding shares of common stock as of June 25, 2020. As of December 31, 2020, we have repurchased 180,200 shares at a total cost of $1,143,356 under the program.

Repurchases under the program may be made from time to time at the Company’s discretion and may be made in open market transactions, through block trades, in privately negotiated transactions and pursuant to any trading plan that may be adopted by the Company’s management in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, or otherwise. The timing and actual number of shares repurchased pursuant to the program will depend on a variety of factors including price, corporate and regulatory requirements, market conditions and other corporate liquidity requirements and priorities. The repurchase program does not obligate the Company to acquire a specific dollar amount or number of shares and may be modified, suspended or discontinued at any time.

OUTLOOK / COVID-19

During August 2020 hot-rolled steel pricing started to rise and has continued a significant increase of approximately 165% as of the date of this press release. Our coil segment margins experienced improvement throughout the third quarter and we expect the fourth quarter to have strong margins. Our tubular segment margins do not respond as quickly to the fluctuations in steel price but we did see significant improvement in December 2020 and we expect that margin strength to continue during the fourth quarter. We expect both coil segment and tubular segment sales volumes for the fourth quarter to be slightly higher than the third quarter volumes.

In March 2020, the World Health Organization declared the novel strain of coronavirus (“COVID-19”) a global pandemic. In addition to the devastating effects on human life, this contagious virus has adversely affected economies globally. It has also disrupted the normal operations of many businesses, including ours and many of our customers. Our facilities have continued to operate during this crisis but we are operating with modifications to our facility practices, employee travel, employee work locations and virtualization or cancellation of company and customer events, among other modifications. We may take further actions that alter our business operations as the situation evolves. There are no comparable events that provide guidance as to the effect the COVID-19 pandemic may have, and, as a result, the ultimate effect of the pandemic is highly uncertain and subject to change. We do not yet know the full extent of the effects on the economy, the markets we serve, our business or our operations. We have experienced a small number of cases within our workforce but are pleased to share that all employees have recovered well.

ABOUT FRIEDMAN INDUSTRIES

Friedman Industries, Incorporated, headquartered in Longview, Texas, is a manufacturer and processor of steel products with operating plants in Hickman, Arkansas; Decatur, Alabama and Lone Star, Texas. The Company has two reportable segments: coil products and tubular products. The coil product segment consists of the operations in Hickman and Decatur where the Company processes hot-rolled steel coils using temper mills and cut-to-length lines. The Company is in the process of replacing its temper mill and cut-to-length line at the Decatur plant with a stretcher leveler line. The tubular product segment consists of the operations in Lone Star where the Company manufactures electric resistance welded pipe, provides pipe finishing services and distributes pipe.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and such statements involve risk and uncertainty. Forward-looking statements include those preceded by, followed by or including the words “will,” “expect,” “intended,” “anticipated,” “believe,” “project,” “forecast,” “propose,” “plan,” “estimate,” “enable,” and similar expressions, including, for example, statements about our business strategy, our industry, our future profitability, growth in the industry sectors we serve, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions, future production capacity, product quality and estimates and projections of future activity and trends in the oil and natural gas industry.  These forward-looking statements may include, but are not limited to, future changes in the Company’s financial condition or results of operations, future production capacity, product quality and proposed expansion plans. Forward-looking statements may be made by management orally or in writing including, but not limited to, this news release.

Forward-looking statements are not guarantees of future performance. These statements are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Although forward-looking statements reflect our current beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements.

Actual results and trends in the future may differ materially depending on a variety of factors including, but not limited to, changes in the demand for and prices of the Company’s products, the continuing impact of the COVID-19 pandemic, changes in government policy regarding steel, changes in the demand for steel and steel products in general and the Company’s success in executing its internal operating plans, including the installation of our new stretcher leveler line, changes in and availability of raw materials, our ability to satisfy our take or pay obligations under certain supply agreements, unplanned shutdowns of our production facilities due to equipment failures or other issues, the continuing shifting of governmental policy relating to PPP loans and forgiveness of such loans, increased competition from alternative materials and risks concerning innovation, new technologies, products and increasing customer requirements. Accordingly, undue reliance should not be placed on our forward-looking statements. Such risks and uncertainty are also addressed in our Management’s Discussion and Analysis of Financial Condition and Results of Operations and other sections of the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including the Company’s Annual Report on Form 10-K and its other Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except to the extent law requires.

For further information, please refer to the Company's Form 10-Q as filed with the SEC on February 22, 2021 or contact Alex LaRue, Chief Financial Officer – Secretary and Treasurer, at (903)758-3431.